UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 16, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

As previously reported on August 8, 2012, A123 Systems, Inc. (the “Company”) entered into a non-binding Memorandum of Understanding (the “MOU”) with Wanxiang Group Corporation (“WGC” and, together with the U.S. subsidiaries named below, “Wanxiang”), providing the framework for a senior secured bridge loan facility and the sale of the Company’s 8.00% Senior Secured Convertible Notes (the “8.00% Convertible Notes”).  On August 16, 2012, the Company and Wanxiang entered into definitive documentation relating to the bridge loan facility and the sale of the 8.00% Convertible Notes, all as more specifically described in this Current Report on Form 8-K.

Senior Secured Bridge Loan Facility and Warrants

Bridge Loan Facility

On August 16, 2012, the Company entered into a Loan Agreement (the “Loan Agreement”) with Wanxiang America Corporation (the “Lender”) providing for a senior secured bridge loan facility in an amount of up to $75 million (the “Bridge Loan Facility”).  The Bridge Loan Facility provides for an initial cash advance of $15 million (of which an amount equal to $2,500,000 will be retained by the Lender in reserve until such time as the Company obtains the subordination to the Lender of a lien securing  certain existing indebtedness or elects to repay such existing indebtedness in full) and a letter of credit facility that will result in approximately  $10 million of additional liquidity for the Company, all of which the Company expects to receive on or around August 16, 2012 (the “Initial Loan”).  The Bridge Loan Facility also provides for two subsequent $25 million cash advances (each a “Subsequent Loan”), subject to the satisfaction of certain conditions, including (i) receipt of a favorable determination from the Committee of Foreign Investment in the United States (“CFIUS”), (ii) receipt of Chinese government approvals on terms satisfactory to the Lender in its sole discretion, (iii) the accuracy of representations and warranties, (iv) the absence of any default, (v) the absence of a material diminishment of the Company’s research and development and engineering teams by reason of resignations or departures and (vi) certain other conditions.

Borrowings under the Bridge Loan Facility will bear interest at an annual rate of 10 percent and mature in August 2014.  Pursuant to the guaranty expected to be entered into by certain subsidiaries of the Company on or about August 16, 2012 (the “Guaranty”), the Company’s obligations under the Bridge Loan Facility will be unconditionally guaranteed by such subsidiaries.  Further, the Bridge Loan Facility is expected to be secured by substantially all of the Company’s and such subsidiaries’ assets.

Affirmative Covenants.  The Loan Agreement contains certain affirmative covenants, including those pertaining to the delivery of financial statements; notices of default and certain other information; maintenance of business and insurance; collateral matters; retention of employees; and compliance with laws.

Negative Covenants.  The Loan Agreement includes certain negative covenants, including a financial covenant requiring that the Company maintain cash on deposit in an aggregate amount of (i) $20 million at any time prior to the repayment in full or conversion into the Company’s common stock, par value $0.001 per share (the “Common Stock”), of the Company’s 6.00% Senior Convertible Notes due 2013 (the “6.00% Convertible Notes”) (provided that the amount required under the Loan Agreement may be adjusted in accordance with the amount required under its 6.00% Convertible Notes), (ii) $32 million at any time after such repayment or conversion and until the issuance of the 8.00% Convertible Notes and (iii) $40 million at any time thereafter.  Additional covenants include limitations on the incurrence of indebtedness and liens; mergers and certain other fundamental changes; loans and investments; acquisitions; transactions with affiliates; dispositions of assets; payments of dividends and other restricted payments; entry into restrictive agreements; amendment of material agreements; and incurring or making capital expenditures above specified amounts.

Alternative Financing Fee.  Subject to certain exceptions, if the Company or any of its subsidiaries procures debt or equity financing from a person which is not the Lender (or an affiliate thereof) (an “Alternative Financing”) and the Alternative Financing is procured within one year after the date of the Initial Loan, the Company has agreed to pay to the Lender as liquidated damages and compensation for the costs of being prepared to make funds available under the Bridge Loan Facility and in respect of the 8.00% Convertible Notes an amount equal to $13,750,000.  The Company will not be obligated to pay the aforementioned fee if the Alternative Financing occurs after either (i) the issuance of the 8.00% Convertible Notes, or (ii) the date that is the later of (x) 180 days following the date of the Initial Loan and (y) the date the purchase agreement relating to the 8.00% Convertible Notes shall have been terminated if as of such date Chinese regulatory approval has not been obtained.

Prepayment Fee.  If the Company procures Alternative Financing or if certain fundamental changes specified in the Loan Agreement occur, the Company has agreed to pay a prepayment fee (i) in the amount of 10% of the principal amount of outstanding loans made and face amount of the outstanding letter of credit issued under the Bridge Loan Facility if such event or changes occur prior to one year after the date of the Loan Agreement or (ii) in the amount of 8% of the principal amount of outstanding loans made and face amount of the outstanding letter of credit issued under the Bridge Loan Facility if such event or changes occur after one year after the date of the Loan Agreement.

Events of Default.  The Loan Agreement contains certain events of default (subject to grace periodsin certain cases) including among others: nonpayment of principal, interest or fees; breach of the financial, affirmative or negative covenants; inaccuracy of the representations or warranties; default on other material indebtedness; bankruptcy or insolvency; material unsatisfied judgments; certain ERISA violations; invalidity or unenforceability of the Loan Agreement or other documents associated with the Loan Agreement; delisting of the Company’s Common Stock from NASDAQ or suspension of trading for more than five consecutive trading days or more than 15 trading days during any 365-day period; and the loss of availability of certain government grants and tax credits.

An event of default will also occur under the Loan Agreement if, within 120 days after the effective date under the Loan Agreement, the shareholders of the Company have not approved (i) a proposal to approve the issuance of shares of the Company’s Common Stock upon conversion of the 8.00% Convertible Notes, upon exercise of the Convertible Note Warrants (as defined below) and/or upon exercise of the Bridge Warrants (as defined below), (ii) a proposal to authorize a change of control resulting from such issuance under NASDAQ Listing Rule 5635(b) and (iii) a proposal to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock in an amount sufficient to allow for the Company to reserve for issuance upon conversion of the 8.00% Convertible Notes and exercise of the Convertible Note Warrants and the Bridge Warrants (such approvals together, the “Shareholder Approval”).

Bridge Warrants

Upon the Initial Loan and each Subsequent Loan made under the Bridge Loan Facility, the Company will issue a warrant (each, a “Bridge Warrant”) to the Lender.  Subject to the limitations on exercisability described below, (i) the Bridge Warrant issuable upon the Initial Loan will be exercisable into the number of shares equal to 24.9% of the Company’s shares of Common Stock on a fully diluted basis at the time of exercise, (ii) the Bridge Warrant issuable upon the first Subsequent Loan will be exercisable into the number of additional shares required to bring Wanxiang’s ownership to 39.9% of the Company’s shares of Common Stock on a fully diluted basis at the time of exercise and (iii) the Bridge Warrant issuable upon the second Subsequent Loan will be exercisable into the number of additional shares required to bring Wanxiang’s ownership to 49.5% of the Company’s shares of Common Stock on a fully diluted basis at the time of exercise.

Each Bridge Warrant will have an aggregate exercise price of $25 million (subject to a reduction to 40% of such aggregate price in the event that certain government grants or tax credits cease to be available to the Company).

New issuances of Common Stock after the later of 180 days after the date of the Initial Loan or the termination of the purchase agreement for the 8.00% Convertible Notes generally are excluded from the calculation of Wanxiang’s fully diluted ownership.  The Bridge Warrants may be exercised for cash or by offset of amounts payable under the Bridge Loan Facility and will expire on the fifth anniversary of their issue date.

Limitations on Exercise.  None of the Bridge Warrants will be exercisable until the earlier of (i) the time the Company’s shareholders vote on the proposed issuances of Common Stock pursuant to exercise of the Bridge Warrants and the Convertible Note Warrants (each as defined below) and the conversion of the 8.00% Convertible Notes and (ii) the termination of the Company’s obligation to seek the approval of its shareholders.  After such vote or termination has occurred, the exercise of the Bridge Warrants will be subject to the further limitations set forth below.

The exercise of the Bridge Warrants in an amount greater than 9.99% of the issued and outstanding Common Stock after giving effect to such issue will be conditioned on receipt of a favorable determination from CFIUS.

Additionally, before the Shareholder Approval has been obtained, the Bridge Warrants may only be exercised to the extent such issuance would not require Shareholder Approval under NASDAQ rules and regulations.

In addition, subject to exceptions set forth therein, the Bridge Warrants may not be exercised if such exercise would result in Wanxiang’s obtaining greater than 49.9% beneficial ownership of the issued and outstanding Common Stock until the later of (a) such time as all of the 6.00% Convertible Notes and related warrants have been converted, redeemed or otherwise are no longer outstanding and (b) such time as all of the Company’s 3.75% Convertible Subordinated Notes due 2016 (the “3.75% Convertible Notes”) have been converted, redeemed or otherwise are no longer outstanding.

The foregoing descriptions of the Loan Agreement, Guaranty and Bridge Warrant are summaries, do not purport to be complete and are qualified in their entireties by reference to such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.3 and 4.1, respectively, and are incorporated herein by reference.

Senior Secured Convertible Notes and Warrants

8.00% Convertible Notes

On August 16, 2012, the Company entered into the Securities Purchase Agreement (“Purchase Agreement”) with the Wanxiang Clean Energy USA Corp. (the “Purchaser”) pursuant to which the Purchaser agreed, subject to the satisfaction of certain conditions within 180 days after the date of first advance under the Bridge Loan Facility, to purchase $200 million in aggregate principal amount of the 8.00% Convertible Notes from the Company.  The 8.00% Convertible Notes will mature on the fifth anniversary of their issue date.  Pursuant to the Guaranty, the Company’s obligations under the 8.00% Convertible Notes are expected to be unconditionally guaranteed by certain of its subsidiaries.  Further, the 8.00% Convertible Notes are expected to be secured by substantially all of the Company’s and such subsidiaries’ assets.

Conversion.  Holders of the 8.00% Convertible Notes will have the option, at any time and from time to time, to convert principal of and interest accrued on the 8.00% Convertible Notes into shares of Common Stock at a conversion price equal to $0.60 per share, subject to reduction to $0.24 per share in the event that certain government grants or tax credits cease to be available to the Company (the “Conversion Price”).  The Conversion Price will be appropriately adjusted for stock splits, stock dividends and similar events.

Subject to exceptions set forth therein, the 8.00% Convertible Notes may not be converted if such conversion would result in Wanxiang’s obtaining greater than 49.9% beneficial ownership of the issued and outstanding Common Stock until the later of (a) such time as all of the 6.00% Convertible Notes and related warrants have been converted, redeemed or otherwise are no longer outstanding and (b) such time as all of the 3.75% Convertible Notes have been converted, redeemed or otherwise are no longer outstanding.

Deal Protection.  The Board of Directors of the Company has approved and adopted the Loan Agreement and Purchase Agreement and has agreed to recommend the matters to be submitted for Shareholder Approval, subject to certain exceptions set forth in the Purchase Agreement.  The Company has also agreed not to directly or indirectly solicit competing acquisition proposals or, subject to certain exceptions with respect to unsolicited proposals, to enter into discussions concerning, or provide confidential information in connection with, any alternative business combinations or other transactions specified therein.  The Purchase Agreement further provides that, upon termination of the Purchase Agreement under certain circumstances, including in connection with the acceptance of an alternative transaction, the Company may be required to pay the Purchaser a fee provided for in the Securities Purchase Agreement, but in no event shall the Company be obligated to pay both the fee under the Securities Purchase Agreement and the Loan Agreement.

Covenants and Events of Default.  The 8.00% Convertible Notes contain affirmative and negative covenants and events of default that are substantially similar to those set forth in the Loan Agreement.  In addition, the Company will be required to cause four individuals designated or nominated by the Purchaser to be appointed or elected to its Board of Directors, and to thereafter to continue to nominate such directors (or their replacements designated by the Purchaser) for election by the shareholders.

Convertible Note Warrants

Under the Purchase Agreement, the Company has also agreed that, concurrently with the issuance of the 8.00% Convertible Notes, it will issue warrants (the “Convertible Note Warrants”) to the Purchaser to purchase, for an aggregate exercise price of $115 million, shares of Common Stock that, taken together with the shares of Common Stock issuance under the Bridge Warrants and 8.00% Convertible Notes, are exercisable for 80% of the outstanding Common Stock of the Company at the time of exercise.  The Convertible Note Warrants will expire on the fifth anniversary of their issue date.

Exercise.  The Convertible Note Warrants will be issued as two warrants.  Subject to the restrictions on exercisability described below, one Convertible Note Warrant will be exercisable for cash or by offset of amounts payable under the Bridge Loan Facility, at an aggregate exercise price of $100.0 million, into the number of additional shares of Common Stock required to bring Wanxiang’s ownership to 75.0% of the Company’s Common Stock on a fully diluted basis at the time of exercise.  The other Convertible Note Warrant will be exercisable for cash only, at an aggregate exercise price of $15 million, into the number of additional shares of Common Stock required to bring Wanxiang’s ownership to 80% of the Company’s Common Stock on a fully diluted basis at the time of exercise.

The aggregate exercise price for the Convertible Note Warrants will be reduced to 40% of such aggregate price in the event that certain government grants or tax credits cease to be available to the Company.  The per share exercise price for each Convertible Note Warrant will be adjusted proportionally to achieve the applicable fully diluted beneficial ownership percentage described above.

Limitations on Exercise.  Subject to exceptions set for the therein, the Convertible Note Warrants may not be exercised if such exercise would result in Wanxiang’s obtaining greater than 49.9% beneficial ownership of the issued and outstanding Common Stock until the later of (a) such time as all of the 6.00% Convertible Notes and related warrants have been converted, redeemed or otherwise are no longer outstanding and (b) such time as all of the 3.75% Convertible Notes have been converted, redeemed or otherwise are no longer outstanding.

Conditions to Issuance and Effect of Issuance

The issuance of the 8.00% Convertible Notes and the Convertible Note Warrants is subject to certain closing conditions, including obtaining the Shareholder Approval, receipt of a favorable determination from CFIUS and receipt of Chinese government approvals on terms satisfactory to the Purchaser in its sole discretion; the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other antitrust or competition laws; the continued listing of the Common Stock on NASDAQ; the concurrent appointment or election of four individuals designated or nominated by the Purchaser to the Company’s Board of Directors; the Purchaser’s receipt of reasonable assurances that certain government grants and tax credits will remain available for specified periods; the conversion or redemption of all of the outstanding 6.00% Convertible Notes and the related warrants; and the conversion or repurchase of at least 90% of the outstanding 3.75% Convertible Notes on terms satisfactory to the Purchaser in its sole discretion.  This significant reduction in the outstanding amount of our existing debt may be difficult to accomplish.

Based on their initial conversion price or aggregate exercise price, as applicable, and subject to the limitations described above, the Common Stock issuable upon exercise or conversion of the Bridge Warrants, the 8.00% Convertible Notes and the Convertible Note Warrants, in the aggregate, represents approximately 400% of the total issued and outstanding Common Stock on the date hereof.

Other Terms

The securities described above were acquired or will be acquired by Wanxiang or its affiliates in transactions meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of non-U.S. persons, Regulation S under the Securities Act, and have not been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from the registration requirements.  Each such acquirer of securities represented its intention to acquire the securities for investment only and not with a view toward distribution and that it was given adequate information about the Company to make an informed investment decision.  The Company did not engage in any general solicitation or advertising.

The foregoing descriptions of the Purchase Agreement and Guaranty are summaries, do not purport to be complete and are qualified in their entireties by reference to such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Pledge and Security Agreement

On or about August 16, 2012, the Company and certain of the Company’s subsidiaries expect to enter into a Pledge and Security Agreement with the Lender in its capacity as agent (the “Pledge and Security Agreement”), pursuant to which the Company and such subsidiaries would grant to the Lender in its capacity as agent a first-priority security interest in substantially all of their respective assets for purposes of securing the Company’s obligations under the Bridge Loan Facility and the 8.00% Convertible Notes.

The foregoing description of the Pledge and Security Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to such document, a form of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference.

Registration Rights Agreement

On or about August 16, 2012, the Company expects to enter into a Registration Rights Agreement with the Lender and the Purchaser, pursuant to which the Company will agree to register the shares of Common Stock underlying the Bridge Warrants, the 8.00% Convertible Notes and the Convertible Note Warrants.  Among other things, the Company will agree (i) within 60 days of a request from the Lender or the Purchaser, to file a resale registration statement with respect to such Common Stock (up to six times in total) if gross proceeds from such sales would equal at least $5 million; (ii) to include certain shares of Common Stock held by the Lender or the Purchaser in any registration statement proposed to be filed by the Company; and (iii) to file, on one occasion, a shelf registration statement covering all registrable securities under the agreement (such shelf registration statement to be filed within 10 business days of the Lender’s or the Purchaser’s request if automatically effective or within 45 days in all other cases).  The agreement contains customary indemnification and contribution provisions.

The foregoing description of the Registration Rights Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to such document, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference.

Termination of Silicon Valley Bank Credit Facility

As previously disclosed on September 30, 2011, the Company and A123 Securities Corporation, a Massachusetts corporation and wholly-owned subsidiary of the Company, Silicon Valley Bank (the “SVB”), as administrative agent, letter of credit issuer, swingline lender and lender, and the other financial institutions from time to time party thereto as lenders (collectively with SVB, the “SVB Lenders”) entered into a Credit Agreement (as thereafter amended, the “SVB Credit Agreement”) providing for a revolving loan facility and sub-facilities under the revolving loan facility, including a letter of credit sub-facility.  On August 16, 2012, the parties agreed to terminate the SVB Credit Agreement and the revolving loan commitments made and security interests granted thereunder.  In connection with such termination, the Company has provided SVB (for the benefit of the SVB Lenders) with standby letters of credit and other credit support in the aggregate amount of $10 million to cover potential amounts owing under letters of credit which were issued under the SVB Credit Agreement and which will remain outstanding as of August 16, 2012.  Such standby letters of credit are being issued pursuant to a letter of credit sub-facility provided under the Bridge Loan Facility in an aggregate principal amount of up to $10 million.  Any letter of credit issued under such letters of credit sub-facility will deduct from the total availability under the overall Bridge Loan Facility.

Item 2.03. Creation of a Direct Financial Obligation

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 7.01            Regulation FD Disclosure

On August 16, 2012, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K.  The Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under Item 7.01 in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Safe Harbor Disclosure

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks, uncertainties and other important factors, including statements with respect to the expected benefits of Wanxiang’s strategic investment in the Company, the expansion of the Company’s domestic capabilities and its potential create long-term value for the Company’s and Wanxiang’s customers, investors and other stakeholders, the satisfaction of conditions to closing of the financings and the closing of these financings. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: failure to obtain required shareholder and government approvals, delays in the development of the Company’s products, delays in the scale-up, revalidation and increased efficiency of the Company’s manufacturing capacity, delays in the Company’s production ramp, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company and Wanxiang and its affiliates operate, and other risks detailed in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012 and other publicly available filings with the SEC.  All forward-looking statements reflect the Company’s expectations only as of the date of this release and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this report.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Bridge Warrant issued pursuant to Loan Agreement

10.1	Loan Agreement, dated as of August 16, 2012, by and between A123 Systems, Inc., and Wanxiang America Corporation

10.2	Securities Purchase Agreement, dated as of August 16, 2012, by and between A123 Systems, Inc. and Wanxiang Clean Energy USA Corp.

10.3	Form of Guaranty by and among the subsidiary guarantors party thereto and Wanxiang America Corporation

10.4	Form of Pledge and Security Agreement by and among A123 Systems, Inc., the subsidiaries party thereto and Wanxiang America Corporation

10.5	Form of Registration Rights Agreement by and among A123 Systems, Inc., Wanxiang America Corporation and Wanxiang Clean Energy USA Corp.

99.1	Press Release of A123 Systems, Inc., dated August 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: August 16, 2012	By:	/s/ DAVID PRYSTASH
DAVID PRYSTASH
Chief Financial Officer